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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported): May 7, 1998





                                   LASERSCOPE
             (Exact name of Registrant as specified in its charter)



         CALIFORNIA                      0-18053               77-0049527
(State or other jurisdiction of       (Commission           (I.R.S. Employer
incorporation or organization)        File Number)         Identification No.)




                               3052 ORCHARD DRIVE
                         SAN JOSE, CALIFORNIA 95134-2011
               (Address of principal executive offices) (Zip code)


                                 (408) 943-0636
              (Registrant's telephone number, including area code)



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Item 2. Other Events.

On May 7, 1998, Heraeus Med GmbH ("Heraeus Med") sold 4,268,345 shares of Laserscope common stock, constituting all the shares of Laserscope common stock held by Heraeus Med, to certain investors (the "Investors") in a private placement transaction (the "Private Placement"). In connection with the Private Placement, Laserscope agreed to register with the Securities and Exchange Commission, prior to June 7, 1998, the shares acquired from Heraeus Med by the Investors. In addition, on April 29, 1998, Laserscope's Board of Directors approved the Private Placement and related matters, excluding these transactions from the application of (a) Laserscope's Common Shares Rights Agreement dated as of October 31, 1996, as amended, (b) Laserscope's management continuity agreements with certain of its executive officers and (c) the standstill provisions of the Heraeus Agreement (as defined below).

Under the terms of an agreement dated April 22, 1996 (the "Heraeus Agreement") between Heraeus and Laserscope, Laserscope agreed to use its best efforts to elect nominees of Heraeus Med to Laserscope's Board of Directors provided Heraeus Med held specified amounts of Laserscope Common Stock. Specifically, the Heraeus Agreement obligated the Company to use its best efforts to have three nominees of Heraeus Med elected to the Board of Directors so long as Heraeus Med owns at least 3.3 million shares of Laserscope's Common Stock, two nominees of Heraeus Med elected to the Board of Directors so long as Heraeus Med owns at least 1.6 million shares of Laserscope Common Stock and one nominee of Heraeus Med so long as Heraeus Med owns at least 600,000 shares of Laserscope Common Stock. Messrs. David Cohen, Klaus Goffloo and Thomas Ihlenfeldt were the Heraeus Med nominees (the "Heraeus Directors") to the Laserscope Board of Directors. As a result of the Private Placement, Heraeus Med no longer holds shares of Laserscope Common Stock and Laserscope no longer is obligated to nominate Heraeus designees to the Laserscope Board of Directors. On May 7, 1998, in connection with the consummation of the Private Placement, Messrs. Cohen, Goffloo and Ihlenfeldt resigned from Laserscope's Board of Directors. In connection with such resignations, Laserscope's Board, pursuant to the Company's Bylaws, reduced the number of Laserscope directors from eight to five.

A copy of the press release of Laserscope dated May 11, 1998, related to the above described transactions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


        (c)     Exhibits.

                99.1    Press Release of Laserscope dated May 11, 1998
                99.2 Letter Agreement dated as of May 7, 1998 by and among Laserscope and the parties named therein.



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                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  LASERSCOPE
                                  (Registrant)



Dated:  May 15, 1998              By: /s/ DENNIS LALUMANDIERE
                                      -----------------------------------------
                                      Dennis LaLumandiere
                                      Vice President of Finance and
                                      Chief Financial Officer



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                                  EXHIBIT INDEX

Exhibit Number

99.1    Press Release of Laserscope dated May 11, 1998

99.2 Letter Agreement dated as of May 7, 1998 by and among Laserscope and the parties named therein.